SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 26, 2008
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation)	(IRS Employer Identification No.)

9680 W Tropicana Suite 117, Las Vegas NV 89147
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On February 26, 2008, Crown Equity Holdings Inc. (the "Company") appointed Arnulfo Saucedo as its CEO, replacing Claudia McDowell, who previously held that position and recently resigned. Montse Zaman was appointed CFO and Secretary, replacing Ms. McDowell as CFO and Steven Onoue as Secretary.

Ms. McDowell also resigned as a director and was replaced by Arnulfo Saucedo, effective immediately.

Mr. Saucedo is a business man and developer and is self-employed. Mr. Saucedo is the brother of Montse Zaman.

Montse Zaman is an administrative assistant for Crown Partners, Inc. and Crown Equity Holdings, Inc. She also works for Zaman & Company as an administrative assistant. She has an extensive background in journalism and has a degree in Communications from Instituto Superior De Ciencia Y Technologia A.C. in Mexcio.

In addition, Claudia McDowell resigned as CEO, CFO and director of the Company's wholly-owned subsidiary, Crown Trading Systems, Inc. ("CTS") Montse Zaman has been appointed to replace Ms. McDowell as CEO and CFO and has been elected to the Board of Directors of CTS as well.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2008	CROWN EQUITY HOLDINGS INC.

/s/ Arnulfo Saucedo
Arnulfo Saucedo, CEO